U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2010

INDUSTRY CONCEPT HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	000-53099	20-8510684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4501 E 50th St.

Vernon CA 90058

(Address of principal executive offices)

(323) 585-5281

(Issuer's Telephone Number)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

          We previously reported by the filing of a Form 8-K dated October 29, 2009, that we had executed a Share Exchange Agreement (the “Agreement”) and as part thereof, had acquired all of the issued and outstanding member interests of Industry Concepts, LLC (“IC LLC”). This Agreement included various conditions to effectiveness, including our receipt of audited financial statements of IC LLC that conformed to the financial condition as represented to us by IC LLC. That audit has been completed and as a result, we have terminated this acquisition and an aggregate of 16,430,000 shares of our Common Stock have been returned to us. The acquisition of Primp LLC as previously disclosed remains in effect. A copy of the Amendment No. 1 to the Share Exchange Agreement is attached hereto as Exhibit 10.3.

          Relevant thereto, on March 16, 2010 we did acquire the rights to the trade name “Love Crush” from IC LLC in exchange for the issuance of 2,000,000 shares of our Common Stock. We intend to assign these rights to a to-be-formed wholly owned limited liability company by the name of “Love Crush LLC.” A copy of the Purchase Agreement is attached hereto as Exhibit 10.4.

Our current business remains as previously disclosed.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

          Effective March 16, 2010 we issued 2,000,000 “restricted” shares of our Common Stock to IC LLC in consideration for the assignment of the trade name “Love Crush.” We did not receive any proceeds from this issuance. We relied upon the exemption from registration provided by Section4/2 promulgated under the Securities Act of 1933, as amended, to issue these shares.

          In addition, our Board of Directors authorized the issuance of an aggregate of 11,830,000 shares of our Common Stock to four (4) persons and entities, including 10,530,000 shares in favor of Greg Lorber, our current Chief Executive Officer and a director, and 500,000 shares of Common Stock in favor of Andrea J. Payne, our current Secretary and a director. All of these shares were issued in consideration for services previously rendered, as well as for incentives for future performance. We did not receive any proceeds from this issuance. We relied upon the exemption from registration provided by Section 4/2 and Regulation D, each promulgated under the Securities Act of 1933, as amended, to issue these shares.

          Relevant to the shares issued to Mr. Lorber, all but 2,000,000 of these shares shall be placed into escrow, to be held subject to certain “earn-out” provisions. Specifically, 2,843,333 shares shall be released annually upon issuance of our annual audit of our financial statements if and when we generate net income of $182,500 in 2010, $270,000 in 2011 and $557,500 in 2012. For purposes of the earn-out, net income shall be defined as gross revenues, minus cost of sales, minus general and administrative expense, but shall not include any extraordinary expenses that the Company may be required to deduct from such net income. The Board shall have discretion up to an amount equal to 5% in authorizing the release of any shares on an annual basis. In the event these thresholds are not met, these shares will be returned to our authorized but unissued shares.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

          As a result of those events described above, the following table sets forth certain information regarding the ownership of Common Stock as of the date of this Report by (i) each of our directors, (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common	Greg Lorber(1) 4501 E 50th St. Vernon, CA 90058	12,780,000(2)(3)	65.7%

Common	Andrea J. Payne(1) 4501 E 50th St. Vernon, CA 90058	500,000(4)	2.6%

Common	All Officers and Directors As a Group (3 persons)	13,280,000(2)(3)	68.2%

(1)	Officer and Director of our Company.
(2)	Includes 1,600,000 shares held in the name of CLGL LLC. Mr. Lorber is an officer, director and owner of 83.3% of CLGL LLC.
(3)

Includes 8,530,000 shares held in escrow, of which 2,843,333 are to be released annually upon issuance of our annual audit of our financial statements if and when we generate net income of $182,500 in 2010, $270,000 in 2011 and $557,500 in 2012. These 8,530,000 shares shall be voted by our Board of Directors until such time as these shares are released from escrow. These shares are held under the name Generations Irrevocable Trust. Mr. Lorber is the beneficiary of this Trust.

(4)	Held in the name of the Noor Sophia Trust. Ms. Payne is the beneficiary of this trust.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Exhibits.

No.	Description

10.3	Amendment No. 1 to Share Exchange Agreement

10.4	Purchase and Sale Agreement – acquisition of trade name

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2010	INDUSTRY CONCEPT HOLDINGS, INC. By:__s/Greg Lorber________________________ Greg Lorber, Chief Executive Officer

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